Exhibit 10.27
AMENDMENT ONE
COMPASS MINERALS INTERNATIONAL, INC. RESTORATION PLAN
(AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2005)

WHEREAS, Compass Minerals International, Inc. (the “Company”) established the Plan, effective as of January 1, 2002, as an unfunded retirement plan for a select group of management or highly compensated employees;

WHEREAS, the Company amended and restated the original Plan effective as of January 1, 2005 (the “2005 Restatement”) to comply with Section 409A of the Internal Revenue Code and to make certain other changes; and

WHEREAS, the Company now desires amend the 2005 Restatement to provide participants the opportunity to elect to receive a distribution of their account balances following a change in control of the Company, as permitted by IRS Notice 2006-79;

NOW, THEREFORE, the following new Section 5.6 is added to the 2005 Restatement:

 5.6           Payment Upon Change in Control

Notwithstanding Section 5.1 or any provision in this Plan to the contrary, at the time a Participant first commences participation in the Plan, such Participant may elect to receive a lump sum payment of the total amount credited to his Account within 30 days following a Change in Control of the Company.

A “Change in Control” means the occurrence of any one of the following events:

(i)           A transaction or series of transactions (other than an offering of the Company’s common stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries, or a “person” that, before such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(ii)           the date a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; or

(iii)           the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (A) a merger, consolidation, reorganization, or business combination or (B) a sale or other disposition of all or substantially all of the Company’s assets or (C) the acquisition of assets or stock of another entity, in each case other than a transaction:

(x)           that results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(y)           after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this subparagraph as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company before the consummation of the transaction.

IN WITNESS WHEREOF, this Amendment is executed this 5th day of December 2007.

COMPASS MINERALS INTERNATIONAL, INC.

By: /s/ Victoria Heider

Title:Vice President Human Resources